UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant  ☒

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Spirit Airlines, Inc.

(Name of Registrant as Specified In Its Charter)

JetBlue Airways Corporation

Sundown Acquisition Corp.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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Filed by JetBlue Airways Corporation

Pursuant to Schedule 14A under the

Securities Exchange Act of 1934, as amended

Subject Company: Spirit Airlines, Inc.

Commission File No.: 001-35186

Date: June 29, 2022

The following is a press release issued by JetBlue Airways Corporation (“JetBlue”) on June 29, 2022.

PRESS RELEASE

JetBlue Highlights Third-Party Recognition of Superiority of JetBlue Transaction

NEW YORK (June 29, 2022) – JetBlue (NASDAQ: JBLU) today issued the following statement:

Third-party analysts and airline industry experts have consistently recognized that JetBlue’s proposal to acquire Spirit (NYSE: SAVE) is superior to the Frontier (NASDAQ: ULCC) transaction on many fronts. We encourage Spirit shareholders, like these highly qualified independent observers, to look right past Spirit’s smokescreen to the reality of what we offer.

JetBlue is 100% committed to getting this deal done and creating the most compelling national competitor to the dominant Big Four airlines, bringing lower fares and a better experience to more customers, more value to shareholders, and new opportunities for crew and team members of both companies.

Decisively superior value for shareholders

Despite Spirit’s wildly optimistic and unrealistic claims about share price years down the road, Spirit shareholders win with JetBlue – getting more value, more certainty of value in all-cash, more value upfront – including a higher prepayment than Frontier has proposed – and more value along the way with a ticking fee.

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“The big deal here is that JetBlue has come in all-cash, they’ve come in with breakage fees, and if you take the Frontier offer, you basically are waiting for synergies for a combined company, a couple years out... From a financial standpoint, it’s really hard to defend.” – George Ferguson, Bloomberg Intelligence (Bloomberg, June 27 and June 21, 2022)

•	“[JetBlue’s] improved offer should make it easier for SAVE [management] and shareholders to buy into the financial superiority of JBLU’s offer.” – Daniel McKenzie (Seaport, June 22, 2022)

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“Things look less rosy for Frontier... Its mostly-stock bid also looks worse amid falling stock markets... Based on that math, Spirit shareholders should reject the Frontier bid when they vote on June 30.” – Jonathan Guilford (Reuters Breakingviews, June 15, 2022)

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“Spirit Airlines says the combination of Spirit and Frontier will make their shares worth $50 each in the future. The only way that could happen is... inflation. But if the claim were true then Spirit’s board should be demanding more than $25 per share to sell!” – Gary Leff (View from the Wing, June 29, 2022)

Confidence in obtaining regulatory approval

Independent regulatory experts as well as sell-side analysts have assessed the facts beyond Spirit’s smokescreen claims and recognize that both the JetBlue and Frontier transactions have similar regulatory risk profiles and have paths to regulatory clearance, and that the ultra-low-cost carrier space will remain highly robust and competitive with a JetBlue-Spirit combination.

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“I would think that Spirit and Frontier merging is a bigger antitrust concern than Spirit and JetBlue merging. That’s because, while JetBlue is a low-cost carrier, it’s not necessarily an ultra-low-cost carrier like both both Spirit and Frontier. So I’d say that there’s a lower risk of the JetBlue-Spirit acquisition being blocked.” – Florian Ederer, associate professor of economics, Yale School of Management (Forbes, June 6, 2022)

•	“We do ascribe a reasonably high probability of regulatory passage to either of the two deals that are on the table right now.” – Jamie Baker, JP Morgan (CNBC Power Lunch, May 17, 2022)

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“If you’re an investor and you think both transactions are unlikely to get approved by the DOJ, go with the bid that will pay you a ticking fee… and has a higher offer. Once you are in court anything can happen.” – Aaron Glick, Director and Analyst for Options & Events at Cowen and Company (CNBC Squawk Box, June 29, 2022)

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“Savanthi Syth, an airline analyst for Raymond James & Associates, said any loss of cheap seats after a JetBlue-Spirit deal will be temporary because other budget carriers — notably including Frontier — will grow. ‘Frontier has the order book (for new planes) to step in and pick up what Spirit leaves behind,’ she said.” – Associated Press (June 29, 2022)

By comparison, Spirit’s June 28 press release hurling dire claims about JetBlue’s proposal relies primarily on quotes from media personalities, one of whom admits to having no legal experience – and is in fact a client of Spirit’s own legal counsel.

•	“Now look, I am not a lawyer – I have counsel but didn’t speak to them about this – but I just know enough.” – Jim Cramer (CNBC Mad Money, June 28, 2022)

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“Both the [JetBlue] lawyers and the advisors are simply oblivious to what this man [Jonathan Kanter] wants. Which I am not because I’m a Paul Weiss client.” – Jim Cramer (CNBC Mad Money, June 28, 2022)

Spirit’s Board has run a flawed process from start to finish

For months, the Spirit Board has failed to engage seriously with JetBlue, and to this day continues to reject our proposals out of hand without serious consideration or negotiation. Independent third-parties have questioned why the Board has not conducted a more fulsome process to capitalize on a superior, value-maximizing opportunity with JetBlue.

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“We firmly believe that if, as shareholders, we must wait for a transaction to be consummated following a lengthy regulatory process, we are much better off waiting alongside JetBlue, which is willing to compensate us along the way. The Board’s self-serving actions and failure to accept JetBlue’s $33.50 per share offer is preventing shareholders from receiving superior value.” – TIG Advisors, Spirit top ten shareholder (Letter to Spirit Board, June 28, 2022)

•	“If you’re the Board of Spirit, and you don’t engage and you leave not only the $30 but the $33 sweetener on there – call the lawyers.” – Brian Sullivan (CNBC Squawk Box, May 16, 2022)

Customers are bigger winners with a combined JetBlue-Spirit

Industry observers recognize that a bigger JetBlue is the best catalyst for greater competition with legacy carriers. This combination would bring the JetBlue Effect to more customers nationwide – a phenomenon where JetBlue’s presence on routes causes legacy carriers to lower their fares by over three times as much as a ULCC’s presence.

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“Bare-bones carrier Frontier argues it can spread more low-fare competition with Spirit. While this might seem logical, the reality is that big carriers have increasingly found ways to ignore cheaper competitors because they know most of their customers won’t fly them … It’s different with JetBlue. Because the airline offers credible coach service (that’s perhaps even better than service on “Big Four” carriers), larger airlines can’t as easily ignore JetBlue in head-to-head competition.” – Scott McCartney, former Senior Writer and “Middle Seat” columnist at the Wall Street Journal (The Points Guy, June 9, 2022)

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“It’s not all about catering to people who want to pay $29 or $59 fares. There are passenger segments that JetBlue will serve that Frontier and Spirit do not. There are going to be lots of seats out there, and it’s not like JetBlue will stop offering low fares.” – Michael Linenberg, Deutsche Bank (Associated Press, June 29, 2022)

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“[JetBlue’s] point was if we acquire Spirit, they actually have the same type of planes, we’re going to make their planes nicer by adding in the JetBlue experience, and this will actually keep airfares lower. And I actually kind of agree with this ... People who fly Delta/United/American don’t look at Frontier or Spirit as options … So what JetBlue is saying is that it will actually benefit airfare because if we take over and JetBlue becomes bigger, we’re actually a competitor where people will fly JetBlue.” – Brian Kelly, The Points Guy (The Morning Toast, May 25, 2022)

Greater benefits for pilots and crewmembers

Team members of both Spirit and JetBlue will see greater career opportunities and pathways for growth. By contrast, Spirit and Frontier’s rosy projections of synergies and future value creation somehow do not factor in pilot pay increases, which is not realistic and not in the best interests of its pilots.

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“Clearly, the airline wants to be more than just a domestic airline. So a combined JetBlue and Spirit would be appealing to pilots who want to work for a growing airline in the future.” – Henry Harteveldt, President of Atmosphere Research (Reuters, April 7, 2022)

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“I just wanted to let you know the vast majority of Spirit pilots are rooting for you. Everyone I talk to has tendered their shares to JetBlue. We believe in you and JetBlue. Please don’t give up the fight to get the shareholders on board. We will make JetBlue the best airline in the US.” – A senior Spirit pilot (Email to JetBlue CEO Robin Hayes, June 26, 2022)

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“JetBlue and Spirit discussed Spirit’s financial projections ... focusing on Spirit’s unrealistic assumptions, especially with respect to costs associated with personnel attrition and wage inflation, which did not contemplate any wage increases for team members, including pilots, at a time of high attrition and an anticipated shortage of pilots. I am deeply troubled by this information as it appears that either Spirit is not being transparent with its shareholders, or it is not contemplating any wage increases for pilots as part of its financial projections. ... My pilots deserve answers.” – Captain Ryan P. Muller, Spirit Airline Pilots Association (ALPA) (Open letter to Spirit CEO Ted Christie, May 18, 2022)

We strongly encourage all Spirit shareholders to tell the Spirit Board to accept the superior JetBlue transaction by voting AGAINST the Frontier transaction.

About JetBlue

JetBlue is New York’s Hometown Airline®, and a leading carrier in Boston, Fort Lauderdale-Hollywood, Los Angeles, Orlando, and San Juan. JetBlue carries customers to more than 100 cities throughout the United States, Latin America, Caribbean, Canada, and United Kingdom. For more information and the best fares, visit jetblue.com.

Forward Looking Statements

Statements in this press release contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which represent our management’s beliefs and assumptions concerning future events. These statements are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, those listed in our U.S. Securities and Exchange Commission (“SEC”) filings, matters of which we may not be aware, the coronavirus pandemic including new and existing variants, the outbreak of any other disease or similar public health threat that affects travel demand or behavior, the outcome of any discussions between JetBlue Airways Corporation (“JetBlue”) and Spirit Airlines, Inc. (“Spirit”) with respect to a possible transaction, including the possibility that the parties will not agree to pursue a business combination transaction or that the terms of any such transaction will be materially different from those described herein, the conditions to the completion of the possible transaction, including the receipt of any required stockholder and regulatory approvals and, in particular, our expectation as to the likelihood of receipt of antitrust approvals, JetBlue’s ability to finance the possible transaction and the indebtedness JetBlue expects to incur in connection with the possible transaction, the possibility that JetBlue may be unable to achieve expected synergies and operating efficiencies within the expected timeframes or at all and to successfully integrate Spirit’s operations with those of JetBlue, and the possibility that such integration may be more difficult, time-consuming or costly than expected or that operating costs and business disruption (including, without limitation, disruptions in relationships with employees, customers or suppliers) may be greater than expected in connection with the possible transaction. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Further information concerning these and other factors is contained in JetBlue’s SEC filings, including but not limited to, JetBlue’s 2021 Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. In light of these risks and uncertainties, the forward-looking events discussed in this press release might not occur. Our forward-looking statements included in this press release speak only as of the date the statements were written or recorded. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Important Information and Where to Find It

This press release is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Spirit or any other securities. JetBlue and its wholly-owned subsidiary, Sundown Acquisition Corp., have commenced a tender offer for all outstanding shares of common stock of Spirit and have filed with the SEC a tender offer statement on Schedule TO (including an Offer to Purchase, a Letter of Transmittal and related documents), as may be amended. These documents contain important information, including the terms and conditions of the tender offer, and stockholders of Spirit are advised to carefully read these documents before making any decision with respect to the tender offer.

Investors and security holders may obtain free copies of these statements and other documents filed with respect to the tender offer at the SEC’s website at https://www.sec.gov. In addition, copies of the tender offer statement and related materials may be obtained for free by directing such requests to the information agent for the tender offer, Innisfree M&A Incorporated, at (877) 800-5190 (toll free for stockholders) or (212) 750-5833 (collect for banks and brokers).

JetBlue has filed a definitive proxy statement on Schedule 14A with the SEC (“Definitive Proxy Statement”) and the accompanying BLUE proxy card on May 26, 2022, to be used to solicit proxies in opposition to the proposed business combination between Spirit and Frontier Group Holdings, Inc. (“Frontier”) and the other proposals to be voted on by Spirit stockholders at the special meeting of the stockholders of Spirit to be held on June 30, 2022. This press release is not a substitute for the Definitive Proxy Statement or any other document JetBlue, Spirit or Frontier may file with the SEC in connection with the proposed transaction.

STOCKHOLDERS OF SPIRIT ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ALL PROXY MATERIALS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders may obtain a free copy of the Definitive Proxy Statement and other documents filed by JetBlue at the SEC’s web site at https://www.sec.gov or by contacting the information agent for the proxy solicitation, Innisfree M&A Incorporated, at (877) 800-5190 (toll free for stockholders) or (212) 750-5833 (collect for banks and brokers).

Participants in the Solicitation

JetBlue and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Spirit common stock. Additional information regarding the participants in the proxy solicitation is contained in the Definitive Proxy Statement.

Contacts

JetBlue Corporate Communications

Tel: +1.718.709.3089

corpcomm@jetblue.com

JetBlue Investor Relations

Tel: +1 718 709 2202

ir@jetblue.com